Exhibit 10.1

THIRD AMENDMENT TO

MANAGEMENT AGREEMENT

This Third Amendment to Management Agreement (this “Third Amendment”) is adopted, executed and agreed to as of August 7, 2026, by and among Bluerock Homes Trust, Inc., a Maryland corporation (the “Company”), Bluerock Residential Holdings, LP, a Delaware limited partnership (the “Operating Partnership”), and Bluerock Homes Manager, LLC, a Delaware limited liability company (the “Manager”). Undefined terms used herein shall have the meaning ascribed to them in the Management Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company, the Operating Partnership and the Manager are parties to that certain Management Agreement dated October 5, 2022, as amended by that certain Amendment to Management Agreement dated January 10, 2023 and that certain Second Amendment to Management Agreement dated February 28, 2025 (collectively, the “Management Agreement”), a copy of which is attached hereto as Exhibit A, pursuant to which the Manager is entitled to certain fees in exchange for providing to the Company and the Operating Partnership potential investment opportunities and a continuing and suitable investment program consistent with the investment objectives and policies of the Company, and to reimbursement by the Company for certain costs and expenses incurred by the Manager on behalf of the Company.

NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        The definition of “Investment Transaction” as set forth in Section 1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Investment Transaction” means any purchase, acquisition, exchange, sale or disposition, merger or interest exchange that results in the acquisition or disposition of, or other transaction involving, an Investment. For purposes of the Investment Guidelines, an “Investment Transaction” shall include a “Financing Transaction” (and include, without limitation, any guarantees or indemnities in connection therewith).

2.       All other provisions of the Management Agreement, as hereby amended, except as superseded by or inconsistent with this Third Amendment, shall continue to be in full force and effect.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment effective as of the date first set forth above.

BLUEROCK HOMES TRUST, INC.,
a Maryland corporation

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	President

BLUEROCK RESIDENTIAL HOLDINGS, LP,
a Delaware limited partnership

By: Bluerock Homes Trust, Inc.,
its General Partner

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	President

BLUEROCK HOMES MANAGER, LLC,
a Delaware limited liability company

By: Bluerock Real Estate, L.L.C.
its Manager

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory

 EXHIBIT A

Management Agreement

[SEE ATTACHED]